UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                 October 5, 2000

                         Commission file number 0-27599

                           ENTERTECH MEDIA GROUP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                             88-0222729
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(State of other jurisdiction                            (I.R.S. Employer
of incorporation or                                    Identification No.)
organization)


50 West Liberty St., Suite 880, Reno, NV                         89501
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(Address of principal executive offices)                       (Zip Code)


Registrant's Telephone number, including area code:    (775) 324-6655
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Item No. 2. Acquisition or Disposition of Assets

A.       Talk Visual Transaction

         On October 5, 2000, EnterTech Media Group, Inc. announced the formal closing of an agreement between the company and Talk Visual Corporation. Under the terms of the agreement, EnterTech became the exclusive North American provider to Talk Visual of feature films, video based entertainment and any other income producing visual content. Talk Visual is engaged in the business of providing video calling and video conferencing services, and supplies a video telephone known as the TV225 to the U.S. and Canadian markets. Under the terms of its agreement with Talk Visual, the Company agreed to make feature films, video based entertainment and any other income producing visual content available to Talk Visual subscribers on a dial-up basis. Under the terms of the agreement, Talk Visual's video telephone users would have immediate access to a library of feature films, short films and other related entertainment.

         Under the terms of the agreement, the Company also was granted a right of first refusal to become Talk Visual's content provider in every other country world wide. The agreement provides that Talk Visual shall give the Company a right of first refusal for such rights on a country-by-country basis as such rights become available. The Company then is obligated to respond within thirty
(30) days of receiving such notice and inform Talk Visual of the Company's decision regarding its right of first refusal.

         The agreement acknowledges that a significant amount of preparatory work is required of both parties in connection with the agreement and sets a minimum term of five (5) years for the agreement with renewal for further periods of five years unless otherwise terminated by the parties no less than twelve (12) months prior to the expiration of any term.

         The agreement provides that the parties share equally in all revenues directly generated by the content provided by the Company. Such revenues include ancillary revenues and advertising income.

         The agreement also provides for an exchange of shares between Talk Visual and the Company. Specifically, the company issued to Talk Visual Corporation 3,666,000 shares of the Company's common stock and Talk Visual issued to the Company 3,000,000 of its common stock.

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B.       WorldNet Resources Group, Inc. Transaction

         On or about August 10, 2000, the Company entered into an agreement with WorldNet Resources Group, Inc. Under the terms of this agreement, the parties agreed to work together to further their mutual objectives, which include, but which are not limited to:

         (1) The streaming of future films and short films and related content to users of the Internet who visit websites operated by the parties;

         (2) The exchange of relevant market information and expertise; and

         (3) The mutual promotion of each of the parties' business models and interests.

         WorldNet Resources possesses technical expertise in connection with video streaming on the Internet. The Company entered into this transaction as part of its efforts to make its entertainment products available to users over the Internet.

         Under the terms of the agreement, each of the parties has the right to assign one person to the board of directors of the other party.

         The agreement also called for the exchange of shares between WorldNet Resources and the company. In this regard, WorldNet Resources issued 10,000,000 shares of its common stock to the company and agreed that 5,000,000 of such shares would be included in WorldNet Resources first registration statement filed with the Securities and Exchange Commission. Also, the company issued 2,000,000 shares of its common stock to WorldNet Resources Group, Inc.

Item No. 7. Financial Statements and Exhibits

(c) Exhibits

         The following exhibits are filed as part of this Form 8-K and can be found immediately following the signature section of this form:

         (1) Talk Visual Corporation-EnterTech Media Group, Inc. Joint Venture agreement.

         (2) Share Exchange Agreement between WorldNet Resources Group, Inc. and EnterTech Media Group, Inc.

         (3) Letter dated March 5, 2001 from the company to ACAP Financial, Inc. The attachments listed in that letter are not included in this Exhibit. Such attachments either are other filings made by the company and are otherwise publicly available or are schematics which are unsuitable for filing herewith.
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Item No. 9. Regulation FD Disclosure

         Pursuant to Regulation FD promulgated under the Exchange Act of 1934, as amended, the company discloses that simultaneously with the filing of this Form 8-K the company is providing ACAP Financial, Inc. with information regarding the company in connection with ACAP's application with the National Association of Securities Dealers for a trading symbol for the company. The content of such disclosure is contained in the exhibits listed under Item 7 of this filing and such exhibits are attached to this filing. The information contained therein is included herein by this reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENTERTECH MEDIA GROUP, INC.


Date: March 6, 2001.                  By: /s/ Mark Toler
                                          ---------------------------
                                                  Mark Tolner, President

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